Exhibit 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to the incorporation by reference into the Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (File No. 333-269036) and the Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (File No. 333-296354) (collectively, the “Registration Statements”) of Granite Ridge Resources, Inc. (the "Company") of our report prepared for the Company dated January 5, 2026, with respect to estimates of reserves and future net revenue to the Company's interest, as of December 31, 2025, in certain oil and gas properties located in Colorado, Louisiana, Montana, New Mexico, North Dakota, Ohio, Texas, and Wyoming, included in the Company's Annual Report on Form 10-K for the year ended December 31, 2025, filed with the U.S. Securities and Exchange Commission on March 6, 2026. We also hereby consent to all references to our firm or such report included in or incorporated by reference into such Annual Report and thus incorporated by reference into the Registration Statements.

    NETHERLAND, SEWELL & ASSOCIATES, INC.

    /s/ Eric J. Stevens
    By:
    Eric J. Stevens, P.E.
    President and Chief Operating Officer

Dallas, Texas
August 6, 2026